FILED PURSUANT TO

RULE 424(B)(3)

REGISTRATION NO. 333- 190886

WNS STUDIOS, INC.

250,000 shares

This is an offering of common stock of WNS Studios, Inc. and no public market currently exists for the securities being offered.  We are offering for sale a total of 250,000 shares of common stock at a fixed price of $.20 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our sole officer and director, Moses Gross, will attempt to sell the shares. This Prospectus will permit Mr. Gross to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Gross will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities and Exchange Act of 1934, as amended.

We are a development stage company with nominal operations and assets. As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholder’s ability to re-sell their shares in our company, as well as additional disclosure requirements.

As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), we are subject to limited reporting obligations as mentioned in our risk factors.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See the section entitled "Risk Factors" on pages  6 - 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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The Date of This Prospectus Is November 4, 2013

Table of Contents

PAGE
PROSPECTUS SUMMARY	3
RISK FACTORS	5
Risk Factors Relating to the Company	5
Risk Factors Relating to the Offering	9
Risk Factors Relating to the Common Stock	10
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	15
DESCRIPTION OF BUSINESS	19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	21
EXECUTIVE COMPENSATION	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
PLAN OF DISTRIBUTION	24
DESCRIPTION OF SECURITIES	25
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	26
LEGAL MATTERS	26
INTERESTS OF NAMED EXPERTS AND COUNSEL	26
EXPERTS	26
AVAILABLE INFORMATION	26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	26
INDEX TO THE FINANCIAL STATEMENTS	F-1
PROSPECTUS SUMMARY	II-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “WNS Studios, Inc.” refers to WNS Studios, Inc. The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common stock.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). Although we have been in existence for four years, we have never offered securities pursuant to a registration statement prior to this prospectus.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

THE COMPANY

Corporate Background:
WNS Studios, Inc. was incorporated under the laws of the State of Nevada on May 15, 2009. We are a development stage company, formed to act as a production agent to promote, sell and distribute studio films. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no agreements or contracts in place to act as a production agent for any film or television studio. We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity.

Our offices are currently located at WNS Studios, Inc., 3811 13th Avenue, Brooklyn, NY 11218, telephone: 718-907-4105. We do not have an internet website.

Intellectual Property:	We have no intellectual property.
Employees:	We currently have no employees other than our sole officer and director.
Going Concern Considerations:
The Company is a development stage company and has not commenced planned principal operations. The Company has no revenues and has incurred a net loss of $42,102 for the fiscal year ended April 30, 2013 and a net loss of $98,784 for the period May 15, 2009 (inception) to July 31, 2013. In addition, the Company has a working capital deficiency of $16,467 and stockholders' deficiency of $85,393 at April 30, 2013 and a working capital deficiency of $21,120 and a stockholders’ deficiency of $97,524 at July 31, 2013. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. These factors raise substantial doubts about the Company’s ability to continue as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period May 15, 2009 (inception) to April 30, 2013.

The Company has the ability to borrow up to $126,275 from P&G Holdings LLC, an entity owned 33% by our sole officer and director. As of July 31, 2013, we borrowed $76,404 from P&G Holdings. Accordingly, the Company currently has the ability to borrow up to an additional $49,871 from P&G. There can be no assurance that sufficient funds required in the future will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

THE OFFERING

Securities Being Offered:	250,000 shares of common stock.
Price Per Share:	$0.20
Duration of the Offering:
The offering shall terminate on the earlier of (i) the date when the sale of all 250,000 shares of common stock is completed; (ii) one year from the date of this prospectus; or (iii) prior to one year at the sole determination of the board of directors.

Gross Proceeds	$50,000
Common Stock Currently Issued and Outstanding:	There are 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus, of which 3,600,000 or 80% are held solely by our sole officer and director, Moses Gross.
Common Stock Issued and Outstanding if we are successful at selling all the shares offered in this offering:	4,750,000
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs
We estimate our total offering registration costs to be approximately $15,000. If we raise $15,000 or less in the offering, all proceeds from the offering will be used to cover all or any portion of our offering expenses.

Market for the common shares:
There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible to be quoted trading on the Over The Counter Bulletin Board (“OTC Bulletin Board”). We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for quotation on the OTC Bulletin Board. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	The net proceeds will be used by us for working capital, including legal and accounting fees to maintain our reporting requirements with the Securities and Exchange Commission.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. Our Company was established on May 15, 2009 to become a studio production agent. We currently do not have any relationship with any film or television studios. Accordingly, we may not be able to successfully effectuate our business plan or we may not be able to market our services in the future to other movie production studios in a manner that will generate significant revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

In particular, potential investors should be aware that we have not proven that we can:

·	raise sufficient capital in the public and/or private markets;

·	have access to a line of credit in the institutional lending marketplace for the expansion of our business;

·	respond effectively to competitive pressures; or

·	recruit and build a management team to accomplish our business plan.

Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving significant financial risk.

We expect losses in the future because we have no revenue to offset losses.

We are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and implementation of our business plan. The Company has no revenues and has incurred a net loss of $42,102 for the fiscal year ended April 30, 2013, a net loss of $12,131 for the three months ended July 31, 2013 and a net loss of $98,784 for the period May 15, 2009 (inception) to July 31, 2013. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We are a development stage company and have not commenced our planned principal operations. The Company has no revenues and has incurred a net loss of $42,102 for the fiscal year ended April 30, 2013, a net loss of $12,131 for the three months ended July 31, 2013 and a net loss of $98,784 for the period May 15, 2009 (inception) to July 31, 2013. In addition, the Company had a working capital deficiency of $16,467 and stockholders' deficiency of $85,393 at April 30, 2013 and a working capital deficiency of $21,120 and a stockholders’ deficiency of $97,524 at July 31, 2013. Furthermore, we anticipate generating losses for the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period May 15, 2009 (inception) to April 30, 2013. Our ability to continue as a going concern is dependent upon our ability to raise additional funds, either in the form of debt or equity or some combination thereof and/or achieve sufficient profitable operations. There is no assurance that the Company will be able to raise such funds or achieve such profitable operations.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-
disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in marketing movies produced by television or film studios. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations, irrespective of competition.

Filmmakers, production suppliers and distribution companies may not use the services we offer.

We may not have any movies to promote, sell or syndicate. As of the date of the prospectus contained in this registration statement, we have no movies to promote and sell. Filmmakers and other distribution companies may not accept or use our services. Accordingly, we may not generate any fees for our services.

Our continued operations depend on current production appetites. If the projects we choose to engage in do not meet the criteria of distribution partners or viewers, the ability to generate revenue will be minimized.

We cannot predict the demand for quality entertainment worldwide. If the demand diminishes, there will be less demand and we could find ourselves promoting films that no one is willing to purchase. We will not be successful at generating sufficient operating revenues or in achieving profitable operations if we incur expenses to promote films which are not purchased.

We are completely dependent on the services of our sole executive officer. If we should lose his services before we are able to engage and retain qualified employees and consultants to execute our business plan, we may not be able to continue with our business model.

The company’s operations and business strategy are completely dependent upon the knowledge and business contacts of our sole executive officer and director, Moses Gross. Mr. Gross is under no contractual obligation to remain employed by us nor is he committed to work for us, even for a minimum number of hours.  If he should choose to leave us for any reason before we have hired additional personnel, our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein.  We will fail without Mr. Gross or an appropriate replacement(s). We intend to acquire key-man life insurance on the life of our executive officers naming us as the beneficiary when and if we obtain the resources to do so and if our executive officers are insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

Our officer and director is not currently receiving any salary and there are no current arrangements to pay him any compensation. Accordingly, we could lose his services and if that were to occur,  we might not be able to execute our business plan.

To date, the Company has not paid any compensation to its officers or directors. We have no current intention to compensate Mr. Gross, our sole officer and director, for his services to the Company and currently have no agreements or arrangements to pay any salaries or compensation to him. Even if and when the Company has arrangements or plans to raise additional capital, such funds will not be used to compensate Mr. Gross. Accordingly, if we lose the services of Mr. Gross we will have a severe negative impact on our ability to remain a viable company.

Since Mr. Gross works on a part-time basis and works or consults for other companies, his activities could slow down our operations.

Our sole officer and director is not required to work exclusively for us or to devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment for other companies. Mr. Gross's other activities may prevent him from devoting full-time to our business which could slow our operations and may reduce our financial results. It is expected that Mr. Gross will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

Our officer has no experience in the film industry and we will have to hire qualified consultants to assist in marketing. If we cannot locate qualified consultants, we may have to suspend or cease operations which will result in the loss of your investment.

Due to the lack of experience in the film industry, Mr. Gross may make wrong decisions and choices regarding our business. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

Our principal stockholder, who is our sole officer and director, owns a controlling interest in our voting stock. Therefore investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our principal shareholder, who is our sole officer and director, beneficially owns approximately 80% of our outstanding common stock. As a result, he will have the ability to control substantially all matters submitted to our stockholders for approval including:

•    election of  our  board  of  directors;
•    removal of  any  of  our  directors;
•    amendment of  our  Articles of Incorporation  or  bylaws;  and
•    adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, the principal shareholder will be able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our principal shareholder could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company may decrease.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

If we are unable to obtain additional funding, our business operations will be harmed.  Even if we do obtain additional financing then our existing shareholders may suffer substantial dilution.

We will require additional funds to implement our business plan. We anticipate that we will require a minimum of $60,000 to fund our planned activities for the next twelve months. We hope to raise most of this capital through the sale of our securities in this offering. The inability to raise the required capital will restrict our ability to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

If we are unable to raise more than $15,000 in this offering, any proceeds raised will be used to cover our offering expenses.

We estimate our offering expenses to be $15,000, including legal and auditing fees. If we are unable to raise more than $15,000 in this offering, any offering proceeds will be used to cover all or any portion of our offering expenses. As a result, we will not have sufficient funds to develop our business plan and grow our operations.

Risk Factors Relating to Our Offering

Our President, Mr. Gross, does not have any prior experience conducting a best-efforts offering which does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Mr. Gross does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock".

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

We plan to sell shares in this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Bulletin Board). The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTC Bulletin Board does not have any listing requirements per se, to be eligible for quotation on the OTC Bulletin Board, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC Bulletin Board that become delinquent in their required filings will be removed following a 30 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings betweenthe Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

If we are unable to raise more than $15,000 in this offering, any proceeds raised will be used to cover our offering expenses.

We estimate our offering expenses to be $15,000, including legal and auditing fees. If we are unable to raise more than $15,000 in this offering, any offering proceeds will be used to cover all or any portion of our offering expenses. As a result, we will not have sufficient funds to develop our business plan and grow our operations.

Risk Factors Relating to Our Common Stock

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.001 per share, of which 4,500,000 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our sole officer and director owns a controlling interest in our voting stock  and may take actions that are contrary to your interests, including selling his stock.

Our sole officer and director, beneficially owns approximately 80% of our outstanding common stock.  If and when he is able to sell his shares in the market, such resales within a short period of time could adversely affect the market price of our common stock if the marketplace does not orderly adjust to the increase in the number of shares in the market. This will result in a decrease in the value of your investment in the Company.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the OTC Bulletin Board, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 10,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

We may be exposed to potential risks resulting from the requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange, the  Amex Equities Exchanges and NASDAQ, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the NASAQ. Because we will not be seeking to be listed on any of the exchanges, we are not presently required to comply with many of the corporate governance provisions.

Because our director is not independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 are substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity subject to the reporting requirements of the Exchange Act of 1934, we incur ongoing expenses associated with professional fees for accounting and legal expenses for annual reports and proxy statements. We estimate that these costs will range up to $31,000 per year for the next twelve months and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.20. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $50,000 as anticipated.

	100%	75%	50%	25%
	$50,000	$37,500	$25,000	$12,500
Legal and auditing fees	$15,000	$15,000	$15,000	$15,000
Net proceeds	$35,000	$22,500	$10,000	$(2,500)

The above figures represent only estimated costs.  We intend to use the net proceeds from the offering to comply with our SEC compliance obligations under the Securities Exchange Act of 1934. Any net proceeds in excess of such compliance costs will then be used for working capital for our business, including website, marketing, travel, rent and legal and accounting. None of the net proceeds will be used as compensation to Mr. Gross or his affiliates or to pay back the loan to his affiliate.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.20 per share. This price is significantly higher than the price paid by the Company’s sole director and officer for common equity on May 15, 2009, when we issued 3,600,000 shares of our common stock to Yehoshua Lustig, our former president, chief executive officer, chief financial officer and director. On November 14, 2011, Moses Gross purchased the 3,600,000 shares owned by Yehoshua Lustig for $3,600.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Assuming completion of the offering, there will be up to 4,750,000 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level	$50,000	$37,500	$25,000

Offering price	$0.20	$0.20	$0.20

Net negative tangible book value per common share before offering	$(0.02)	$(0.02)	$(0.02)

Increase per common share attributable to investors	$0.01	$-	-

Pro forma net negative tangible book value per common share after offering	$(0.01)	$(0.02)	$(0.02)

Dilution to investors	$0.21	$0.22	$0.22

Dilution as a percentage of offering price	105%	110%	110%

Based on 4,500,000 common shares outstanding as of July 31, 2013 and total stockholder’s equity of $(97,524) at July 31, 2013.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $0.001 per share of common stock in comparison to the offering price of $0.20 per share of common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Plan of Operation

Incorporated on May 15, 2009, we intend to serve as a sales and distribution agent for films and televisions productions. We hope to locate scripts and then enter into an agreement with the author to promote, syndicate and produce the script for television or movies. Our plan is to generate revenues from the promotion and syndication of these scripts. We believe that we will provide producers with resources and flexible financial structures which will increase their film producing capabilities. However, there is no guarantee that we will be successful at locating an appropriate script or obtaining a suitable agreement with the author to produce the script.

Within the next 6 months, we hope to locate a minimum of two scripts. Upon such selection, we hope to locate investors who are interested in financing the production of such scripts. These investors could purchase a direct interest in the script and obtain royalties or we could joint venture with the investor in the financing of the production costs. Thereafter, for the following twelve months we plan to source production companies and facilities to carry out the production of the script for movie or television. We plan to market the final production as detailed below, within nine months of operations. However, there is no guarantee that we will be successful at locating such investors or obtaining an agreement with them.

The Company currently has the ability to borrow from P&G Holdings LLC (“P&G”), an entity owned 33% by Moses Gross, our sole officer and director, to fund our operations until we locate a suitable script to produce and finalize an agreement with the author or playwright. The time frame to produce a film varies on the project, and marketing efforts will begin upon the start of the film production through film festivals and cold calling. Revenues, if any, will be generated only through the sales of the finished product.

Through the contacts of our sole officer and director, Moses Gross, we hope to find a script which Mr. Gross feels would be appropriate. After entering into an agreement with the author of the script, the Company will then cold call individual movie producers requesting them to avail themselves of our services. We currently have no arrangements with any script writers or producers.

During the next 12 months we estimate that we will need a minimum of $59,300 to utilize for website ($9,300); marketing ($11,000); travel ($5,000); rent ($ 3,000) and costs of operating as a public company (legal $17,000; accounting $14,000).

If we are not successful and do not commence operations, we estimate that we will need no less than $24,120, or approximately $2,010 on a monthly basis, for rent ($3,000 ($250 per month)); legal ($12,000); accounting ($8,000); telephone $720 ($60 per month) and miscellaneous ($400).

On a monthly basis we incur approximately $4,940 of expenses. Since we had $179 of available cash, as of July 31, 2013, we will continue borrowing from P&G to pay for our expenses. We currently have no other agreements, arrangements or understandings with any other person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, our inability to raise funds for the above purposes will have a severe negative impact on our ability to remain a viable company.

We have the ability to borrow up to $126,275 from P&G. Currently the Company has the ability to borrow up to an additional $49,871 from P&G. As of July 31, 2013, we borrowed $76,404 from P&G. There can be no assurance that sufficient funds required in the future will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

An example of production budget estimates is as follows:

Estimated gross production cost each	$1,000,000
Marketing	$50,000
Film market sales – regional	$450,000
Film market sales – international 5 markets at $325,000 each	$1,625,000
Royalties – DVD $0.60 per sale (2 million projected)	$1,200,000
Royalties – Cable $0.25 per sale (5 million projected)	$1,250,000
Total projected income	$4,525,000
Projected net income	$3,475,000

Our long term liquidity needs are estimated as follows:

2 Year Plan
Administration Cost
Rent	$6,000.00
Telephone	$1,440.00
Legal	$30,000.00
Accounting	$40,000.00

Minimum of 2 Productions	$2,000,000.00
Marketing Cost	$100,000.00

TOTAL	$2,177,440.00

Estimated Gross Income for 2 Productions	$9,050,000.00
Less 2 Year Estimated Cost	$(2,177,440.00)
Total Net 2 Year projected Profit	$6,872,560.00

Results of Operations

For the fiscal year ended April 30, 2013 and April 30, 2012

Revenues

The Company is in its development stage and did not generate any revenues during the fiscal years ended April 31, 2013 and April 30, 2012.

Total operating expenses

For the fiscal year ended April 30, 2013, total operating expenses were $38,845, which included rent in the amount of $3,000, professional fees in the amount of $29,723 and general and administrative expenses of $6,122.

For the fiscal year ended April 30, 2012, total operating expenses were $33,052, which included rent in the amount of $5,700, professional fees in the amount of $25,375 and general and administrative expenses of $1,977. Total operating expenses increased $5,793, or approximately 18%, primarily as a result of an increase in professional fees of $4,348 and general and administrative expenses of $4,145.

Net loss/Income

For the fiscal year ended April 30, 2012, the Company had net income of $18,244, as compared to a net loss for the fiscal year ended April 30, 2013 of $42,102. For the period May 15, 2009 (inception) to April 30, 2013 the Company incurred a net loss of $86,653. The change is primarily attributable to the recognition by the Company of debt extinguishment income of $52,894 during the year ended April 30, 2012.

For the quarterly period ended July 31, 2013 and July 31, 2012

Revenues

The Company is in its development stage and did not generate any revenues during the three months ended July 31, 2013 and July 31, 2012.

Total operating expenses

For the three months ended July 31, 2013, total operating expenses were $11,010, which included rent in the amount of $750, professional fees in the amount of $8,224 and general and administrative expenses of $2,036.

For the three months ended July 31, 2012, total operating expenses were $17,952, which included rent in the amount of $750, professional fees in the amount of $15,340 and general and administrative expenses of $1,862.

Net loss/Income

For the three months ended July 31, 2013, the Company had a net loss of $12,131, as compared to a net loss for the three months ended July 31, 2013 of $18,360. For the period May 15, 2009 (inception) to July 31, 2013, the Company incurred a net loss of $98,784.

Liquidity and Capital Resources

As of July 31, 2013, the Company had a cash balance of $179. We do not have sufficient funds to operate for the next twelve months. There can be no assurance that additional capital will be available to the Company. As of July 31, 2013 we were indebted to P&G in the principal amount of $76,404 and accrued interest was $5,142. Interest is payable on the principal owed to P&G at the annual rate of 6%; interest and principal are due and payable on November 1, 2015. From November 2011 through July 31, 2013, the Company borrowed an aggregate of $76,404 from P&G which was used to pay audit, accounting and legal fees and SEC and state corporate filing fees.

Other than the loan from P&G described above, we currently have no agreements, arrangements or understandings with any person or entity to obtain funds through bank loans, lines of credit or any other sources. There is no assurance as to when we will begin to be able to offer shares to the public or if we will be successful at selling any of the 250,000 shares of common stock at a fixed price of $0.20 per share pursuant to this prospectus. Since the Company has no such arrangements or plans currently in effect other than this offering, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Going Concern Consideration

The Company is a development stage company and has not commenced planned principal operations. The Company has no revenues and has incurred a net loss of $42,102 for the fiscal year ended April 30, 2013, a net loss of $12,131 for the three months ended July 31, 2013 and a net loss of $98,784 for the period May 15, 2009 (inception) to July 31, 2013. In addition, the Company had a working capital deficiency of $16,467 and stockholders' deficiency of $85,393 at April 30, 2013 and a working capital deficiency of $21,120 and stockholders’ deficiency of $97,524 at July 31, 2012. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

The Company believes that it will need approximately $60,000 to fund its expenses and execute its business plan over the next twelve months. There can be no assurance that additional capital will be available to us or available on terms favorable to us. If additional funds are raised by the issuance of our equity securities, such as through the issuance and exercise of warrants, then existing stockholders will experience dilution of their ownership interest. If additional funds are raised by the issuance of debt or other equity instruments, we may be subject to certain limitations in our operations, and issuance of such securities may have rights senior to those of the then existing holders of common stock. If adequate funds are not available or not available on acceptable terms, we may be unable to fund and develop our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

For revenue from product sales, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101).  SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowance, and other adjustments will be provided for in the same period the related sales are recorded.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimates.

DESCRIPTION OF BUSINESS

We were incorporated under the laws of the State of Nevada on May 15, 2009.  We are a development stage company. We intend to acquire suitable scripts or the rights to scripts to promote, syndicate and produce for commercial distribution. We will attempt to raise funds for such productions from private investors through debt or equity financings.

From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, capital formation activities.  We currently have no employees other than our sole executive officer and director.

We do not have a functioning website at this time.

Through the contacts of our sole officer and director, Moses Gross, we intend to locate scripts that we believe suitable for development into final productions. We plan to purchase such script or the rights to use such script from the author in accordance with terms negotiated with such author, which may or may not include royalties.  We would then locate a suitable film or television studio to produce the script. We would have to determine production costs and budgets necessary to develop the script. Once we have determined the cost of a production and established a final budget, we plan to promote the scripts to private investors in an effort to raise financing through private placement offerings of debt or equity. If we are successful in raising sufficient financing for the production of the finished product, we will have to hire talent, contract with vendors and a film or television company for the actual production of each script. We will be responsible for all of the production costs. We plan to distribute the finished product to distribution houses, studios and to showcase at film festivals and by cold calling. Our plan is to generate revenues from marketing and distributing the final production.

We currently have no arrangements with any script writers or producers. Upon entering into agreements with third parties, based upon such agreements the Company will be able to determine when revenues will be recognized. Currently the Company has no revenue source. Revenues from the sale or licensing of films and is recognized upon meeting all recognition requirements of Statement of Position (SOP) 00-2 ‘‘Accounting by Producers or Distributors of Films’’. Revenue from the theatrical release of feature films is recognized at the time of exhibition based on the Company’s participation in box office receipts. Revenue from the sale of digital video disks (‘‘DVDs’’) in the retail market, net of an allowance for estimated returns and other allowances, is recognized on the later of shipment to the customer or ‘‘street date’’ (when it is available for sale by the customer). Under revenue sharing arrangements, rental revenue is recognized when the Company is entitled to receipts and such receipts are determinable. Revenue from sales to international territories is recognized when access to the feature has been granted or delivery has occurred, as required under the sales contract, and the right to exploit the feature film has commenced.

On May 16, 2009, we entered into a Going Public Engagement with Shmuel’s Hatzlacha Consulting, Inc. (the “Consultant”), pursuant to which the Consultant was to assist us in becoming a public reporting company. The engagement provided for the Consultant to be paid a $9,000 consulting fee and 7% of the any amount raised by the Consultant with any amounts raised in excess of $5,000,000 to be negotiated but not in excess of 7%. Shmuel’s Hatzlacha Consulting Inc., is owned and operated by Shmuel Shneibalg.

On October 1, 2010, the Company entered into an amendment to the Going Public Engagement (the "Amendment") to clarify certain terms in the Going Public Agreement. As set forth in the Amendment, the Consultant agreed that its services will terminate when the Company becomes quoted on the OTC Bulletin Board and acknowledged that the fee of $9,000 has not been paid. In November 2011 we terminated the agreement with the Consultant and received a full release from the Consultant.

On May 16, 2009, we entered into an Office Service Agreement with SE Executive Suites Inc. for the license to use SCESI Business Center facilities and services. In connection with the license agreement to use the premises of Executive Suites, Shmuel Shneibalg may be entitled to a commission or fee with respect to that agreement. The release we received in November 2011 also released us from any further obligations to Mr. Shneibalg in connection with the Office Service Agreement.

Competition

We intend to focus our efforts on the independent film market rather than large studios. We believe this market has grown due to the growth of small cable television markets, the internet and DVDs but may have less access to financing than the larger studios. We will face competition from many other production companies and agents and distributors seeking to finance and commercialize similar productions. Many potential competitors will have significantly greater, financial, technical and marketing resources than we do. They may also have developed more extensive contacts than we have.

Governmental Regulation

There are no governmental regulations regulating our services as an agent for film and television production studios.

Intellectual Property

We have no intellectual property.

Employees

We have no employees other than our sole executive officer and director. All functions including development, strategy, negotiations and administration are currently being provided by our executive officer. Mr. Gross does not work exclusively for us and does not devote all of his time to our operations. Mr. Gross' other activities may prevent him from devoting his full-time to our operations. It is expected that Mr. Gross will only be available on a part-time basis and may devote between 5 and 30 hours per week to our operations on an ongoing basis.

Properties

Our executive offices are located at 3811 13th Avenue, Brooklyn, NY 11218. We lease approximately 250 square feet of office space pursuant to a 2-year lease which expires on October 31, 2013 at the rate of $250 per month. We believe that this office space will be adequate for the foreseeable future.

Legal Proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for being or quoted on the OTC Bulletin Board. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

Security Holders

As of October 29, 2013, there were 4,500,000 common shares issued and outstanding, which were held by 46 stockholders of record.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current director and executive officer.

Name and Business Address	Age	Position

Moses Gross	38	President, Chief Executive Officer, Treasurer, Secretary and Director

Mr. Gross has been the sole officer and director of WNS Studios since November 14, 2011. Since January 1997, Mr. Gross has been the Chief Executive Officer and President of ANM Real Estate LLC and its related companies, all of which are involved in commercial and residential real estate development and syndicate management company. Since September 2007, he has been an advisor to Qualmax Supplies Inc., a company which sells janitorial, food service and medical supplies. From January 2007 through 2010 Mr. Gross was the Chief Executive Officer and President of Anchor Wholesale Hardware Supplies, LLC, selling wholesale hardware, tools and electrical and plumbing supplies. From March 1992 through January 1997 Mr. Gross worked in various management positions at Zoltan Knitting, a clothing manufacturer. Through his capacity in real estate development and management, Mr. Gross has learned the film business and been introduced to persons involved in this business. Mr. Gross has a 33% ownership interest in P&G, the creditor of the Company.

Mr. Gross is not a director in any other U.S. reporting companies and has not been affiliated with any company that has filed for bankruptcy within the last ten years. The Company is not aware of any proceedings to which Mr. Gross or any associate of Mr. Gross are parties adverse to the Company or has a material interest adverse to it.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or association and, as a result, we are not at this time required to have our board comprised of a majority of “independent” directors.

EXECUTIVE COMPENSATION

The following table sets forth certain information about compensation paid, earned or accrued for services provided to us by our Chief Executive Officers(each, a “Named Executive Officer”). No other officer earned or received compensation from us:

Summary Compensation Table

Name and Principal Position	Year Ended April 30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Moses Gross, President, Chief Executive Officer, Treasurer, Secretary	2013 2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Yehoshua Lustig	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Former Pres. CEO and CFO(1)	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Mr. Lustig resigned from our company on November 14, 2011.

There are no current employment agreements between the company and its officers. We do not intend to compensate Mr. Gross from the proceeds of this offering.

Mr. Gross currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

We have  no annuity, pension, health, bonus, insurance, stock option, profit sharing, retirement or similar plans.

Oustanding Equity Awards

Our director and executive officer does no hold any unexercised options, stock that has not vested, or equity incentive plan awards.

Director Compensation

The following table sets forth director compensation in fiscal 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Moses Gross	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 1, 2011 we entered into a Promissory Note with P&G which is owned 33% by Mr. Gross, our sole officer and director. Pursuant to the note, we have the right to borrow up to $126,275 from P&G. The principal and accrued interest at the rate of 6% are due and payable on November 1, 2015. As of April 30, 2013 the total outstanding principal was $68,926 and accrued interest on this note was $4,021. As of July 31, 2013, we borrowed an aggregate of $76,404 from P&G.

On November 1, 2011 we entered into a Release with Shmuel Shneilbalg whereby all the amounts owed by the Company to Mr. Shneilbalg (an aggregate of $52,894) were released.

On May 15, 2009, we issued 3,600,000 shares of our common stock to Yehoshua Lustig, our former president, chief executive officer, chief financial officer and director.  On November 14, 2011, Moses Gross purchased the 3,600,000 shares owned byYehoshua Lustig for $3,600. These shares were issued in consideration for $360.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 29, 2013, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each executive officer and director of our Company; and (iii) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,500,000 shares of our common stock issued and outstanding as of October 29, 2013. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o WNS Studios, Inc., 3811 13th Avenue, Brooklyn, New York 11218.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Moses Gross	3,600,000	80%

Directors and officers as a group (1 person)	3,600,000	80%

PLAN OF DISTRIBUTION

We have 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 250,000 shares of its common stock for sale at the price of $0.20 per share.

In connection with the Company’s selling efforts in the offering, Moses Gross will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Gross is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Gross will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Gross is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Gross will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Gross will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 250,000 shares being offered. The price per share is fixed at $0.20 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.20 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.20 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which WNS Studios Inc has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

WNS Studios Inc will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $15,000.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001, of which 4,500,000 shares are issued and outstanding as of  October 29, 2013.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001, none of which is issued and outstanding.  Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 10,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with WNS Studios Inc or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Wolinetz, Lafazan & Company, P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

David Lubin & Associates, PLLC opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

You may read and copy any document which we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of Public Reference Room by calling the Securities and Exchange Commission at 1−800−SEC−0330. We file reports, proxy statements, and other information with the Securities and Exchange Commission and these reports, proxy statements, and other information can be inspected on the Internet at http://www.sec.gov.

We are also subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934. We file annual, quarterly and current reports, and other information with the Securities and Exchange Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
WNS Studios, Inc.

We have audited the accompanying balance sheet of WNS Studios, Inc. (a Development Stage Company) (“the Company”) as of April 30, 2013 and 2012 and the related statements of operations, stockholders’ deficiency and cash flows for the years ended April 30, 2013 and 2012, and the period May 15, 2009 (inception) to April 30, 2013.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WNS Studios, Inc. at April 30, 2013 and 2012, and the results of its operations and its cash flows for the years ended April 30, 2013 and 2012, and the period May 15, 2009 (inception) to April 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred a net loss for the year ended April 30, 2013 and the period May 15, 2009 (inception) to April 30, 2013, has had no revenues and has a working capital deficiency and stockholders' deficiency at April 30, 2013.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
July 19, 2013

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

ASSETS

	April 30, 2012	April 30, 2013

Current Assets:
Cash and Cash Equivalents	$767	$566

Total Current Assets	767	566

Total Assets	$767	$566

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Accrued Liabilities	$10,925	$17,033

Total Current Liabilities	10,925	17,033

Long-Term Debt:
Note Payable Related Party	33,133	68,926

Total Liabilities	44,058	85,959

Commitments and Contingencies

Stockholders’ Deficiency:
Preferred Stock, $.0001 par value; 10,000,000 shares authorized, none issued and outstanding	-	-
Common Stock, $.0001 par value; 100,000,000 shares authorized, 4,500,000 shares issued and outstanding	450	450
Additional Paid-In Capital	810	810
Deficit Accumulated During the Development Stage	(44,551)	(86,653)
Total Stockholders’ Deficiency	(43,291)	(85,393)

Total Liabilities and Stockholders’ Deficiency	$767	$566

The accompanying notes are an integral part of these financial statements.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

			For the Period
	For the	For the	May 15, 2009
	Year Ended	Year Ended	(Inception) to
	April 30, 2012	April 30, 2013	April 30, 2013

Revenues:	$-	$-	$-

Costs and Expenses:
Rent	5,700	3,000	25,500
Consulting Fees	-	-	9,670
Professional Fees	25,375	29,723	85,098
Other General and Administrative Expenses	1,977	6,122	12,573

Total Costs and Expenses	33,052	38,845	132,841

Loss from Operations	(33,052)	(38,845)	(132,841)

Other Income (Expense):
Extinguishment of Debt	52,894	-	52,894
Interest Expense	(1,598)	(3,257)	(6,706)

Total Other Income (Expense)	51,296	(3,257)	46,188

Net Income (Loss)	$18,244	$(42,102)	$(86,653)

Basic and Diluted Income (Loss) Per Common Share	$0.00	$(0.01)

Weighted Average Common Shares Outstanding	4,500,000	4,500,000

The accompanying notes are an integral part of these financial statements.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIENCY
FOR THE PERIOD MAY 15, 2009 (INCEPTION) TO APRIL 30, 2013

			Additional	Deficit Accumulated During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balance, May 15, 2009	-	$-	$-	$-	$-

Common Stock Issued to Founder at $.0001 per share, May 15, 2009	3,600,000	360	-	-	360

Common Stock Issued to Private Investors at $.001 per share, February 8, 2010	900,000	90	810	-	900

Net Loss for the year ended April 30, 2010	-	-	-	(29,955)	(29,955)

Balance, April 30, 2010	4,500,000	450	810	(29,955)	(28,695)

Net Loss for the year ended April 30, 2011	-	-	-	(32,840)	(32,840)

Balance, April 30, 2011	4,500,000	450	810	(62,795)	(61,535)

Net Income for the year ended April 30, 2012	-	-	-	18,244	18,244

Balance, April 30, 2012	4,500,000	450	810	(44,551)	(43,291)

Net Loss for the year ended April 30, 2013	-	-	-	(42,102)	(42,102)

Balance, April 30, 2013	4,500,000	$450	$810	$(86,653)	$(85,393)

The accompanying notes are an integral part of these financial statements.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

			For the Period
	For the	For the	May 15, 2009
	Year Ended	Year Ended	(Inception) to
	April 30, 2012	April 30, 2013	April 30, 2013

Cash Flows from Operating Activities:
Net Income (Loss)	$18,244	$(42,102)	$(86,653)
Extinguishment of Debt	(52,894)	-	(52,894)
Adjustments to Reconcile Net Income (Loss) to
Net Cash (Used) in Operating Activities:
Increase (Decrease) in Accrued Liabilities	(12,551)	6,108	28,898

Net Cash (Used) in Operating Activities	(47,201)	(35,994)	$(110,649)

Cash Flows from Investing Activities:	-	-	-

Cash Flows from Financing Activities:
Proceeds from Sale of Common Stock	-	-	1,260
Proceeds of Note Payable-Related Party	33,133	35,793	68,926
Proceeds from Note and Loans Payable	13,235	-	41,029

Net Cash Provided by Financing Activities	46,368	35,793	111,215

Increase (Decrease) in Cash	(833)	(201)	566

Cash and Cash Equivalents – Beginning of Period	1,600	767	-

Cash and Cash Equivalents – End of Period	$767	$566	$566

Supplemental Cash Flow information:
Interest Paid	$-	$-	$-
Income Taxes Paid	$-	$-	$-

Supplemental disclosure of non cash financing activities: Memorialization of Loan Payable to Note Payable			$24,644

The accompanying notes are an integral part of these financial statements.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -        Summary of Significant Accounting Policies

Organization

WNS Studios, Inc. (“the Company”) was incorporated on May 15, 2009 under the laws of the State of Nevada.  The Company has not yet generated revenues from planned principal operations and is considered a development stage company. The Company intends to promote, sell and distribute films for studios.  There is no assurance, however, that the Company will achieve its objectives or goals.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

For revenue from product sales, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101).  SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments will be provided for in the same period the related sales are recorded.

Advertising Costs

Advertising costs will be charged to operations when incurred.  The Company did not incur any advertising costs during the period May 15, 2009 (inception) to April 30, 2013.

Income Taxes

The Company accounts for income taxes using the asset and liability method, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.  A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Income (Loss) Per Share

The computation of income (loss) per share is based on the weighted average number of common shares outstanding during the period presented.  Diluted income (loss) per common share is the same as basic income (loss) per common share as there are no potentially dilutive securities outstanding (options and warrants).

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -       Summary of Significant Accounting Policies (Continued)

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimates.

Research and Development

Research and development costs will be charged to expense as incurred.  The Company did not incur any research and development costs during the period May 15, 2009 (inception) to April 30, 2013.

Fair Value Measurements

The authoritative guidance for fair value measurements defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact, and (iv) willing to transact.  The guidance describes a fair value hierarchy based on the levels of inputs, or which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1:  Quoted prices in active markets for identical assets or liabilities.

Level 2:  Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets of liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities.

The Company’s financial instruments include cash and equivalents, accrued liabilities, and notes payable.  Those items are determined to be Level 1 fair value measurements.

The carrying amounts of cash and cash equivalents and accrued liabilities approximates fair value because of the short maturity of these instruments.  The recorded value of long-term debt approximates its fair value as the terms and rates approximate market rates.

Recent Accounting Pronouncements

Management does not believe there would have been a material effect on the accompanying financial statements had any recently issued, but not yet effective, accounting standards been adopted in the current period.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 -       Going Concern

The Company is a development stage company and has not commenced planned principal operations.  The Company has no revenues and has incurred a net loss of $42,102 for the year ended April 30, 2013 and a net loss of $86,653 for the period May 15, 2009 (inception) to April 30, 2013.  In addition, the Company has a working capital deficiency of $16,467 and stockholders' deficiency of $85,393 at April  30, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources.  The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business.  Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof.  On November 1, 2011, the Company began borrowing funds from P&G Holdings LLC., an entity of which Moses Gross, the Company’s CEO, has a 33% ownership interest under the terms of a note whereby the borrowing cannot exceed $126,275.  As of April 30, 2013 the Company has an outstanding balance of $68,926 (see Note 7).  There can be no assurances that the Company will be able to raise the additional funds it requires.

NOTE 3 -       Income Taxes

At April 30, 2013, the Company had available a net-operating loss carry-forward of $86,653, which may be applied against future taxable income, if any, at various times through 2033.  Certain significant changes in ownership of the Company may restrict the future utilization of these tax loss carry-forwards.

At April 30, 2013, the Company has a deferred tax asset of approximately $47,000 representing the benefit of its net operating loss carry-forward.  The Company has not recognized the tax benefit because realization of the tax benefit is uncertain and thus a valuation allowance has been fully provided against the deferred tax asset.  The difference between the Federal Statutory Rate of 34% with the combined state and local tax rate of 20% and the Company’s effective tax rate of 0% is due to an increase in the valuation allowance of approximately $23,000 for the year ended April 30, 2013.

NOTE 4 -       Common Stock

On May 15, 2009 the Company issued 3,600,000 shares of common stock to its Founder for $360.

On February 8, 2010 the Company sold 900,000 shares of common stock to private investors at $.001 per share for gross proceeds of $900.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 5 -       Preferred Stock

The Company’s Board of Directors may, without further action by the Company’s stockholders, from time to time, direct the issuance of any authorized but unissued or unreserved shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitations of each series.  The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock.  Furthermore, the board of directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

NOTE 6 -       Note and Loans Payable

During the period from May 15, 2009 (inception) through April 30, 2011 and the six months ended October 31, 2011, the Company borrowed $24,644 and $3,150 respectively, from Shmuel's Hatzacha Consulting, Inc., owned and operated by Shmuel Shneibalg (see Notes 8 and 9).  These loans were payable on demand and bear interest at 6% per annum.

On October 1, 2010 loans payable aggregating $24,644 were memorialized as a demand promissory note.  The note bears interest at 6% per annum. At April 30, 2011, accrued interest on this debt was $1,851.

On November 1, 2011 all amounts owed were discharged and agreements terminated pursuant to a general release agreement (see Note 11).

NOTE 7 -       Note Payable – Related Party

On November 1, 2011 the Company issued a promissory note to P&G Holding LLC, an entity that is 33% owned by Moses Gross, the Company’s CEO and significant stockholder.  The note bears interest at 6% per annum and is due November 1, 2015. Under the terms of the note, the Company may borrow from P&G, from time to time, any amount in increments of up to $100,000, however that the aggregate principal amount outstanding under the note shall not exceed $126,275.  As of April 30, 2013 and 2012, the total outstanding principal was $68,926 and $33,133 respectively and accrued interest on this note was $4,021 and $764 respectively.

Maturities of this debt are as follows:

April 30, 2014	$-
April 30, 2015	-
November 1, 2015	68,926

$68,926

NOTE 8 -       Going Public Engagement

On May 16 2009, the Company entered into a consulting agreement with Shmuel's Hatzlacha Consulting, Inc (“Hatzlacha”). The agreement called for a $9,000 fee to be paid.  Such amount was charged to operations during the period ended April 30, 2010 and was included in accrued liabilities at April 30, 2011.  The agreement also called for other fees, based on capital funds raised.  The agreement was amended on October 1, 2010 to clarify certain terms in the original agreement. On November 1, 2011 this agreement was terminated and all amounts owed were discharged pursuant to a general release agreement (see Note 11).

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 9 -       Office Service Agreement

On May 16, 2009, the Company entered into an office service agreement, calling for rent payments of $700 per month, on a month to month basis.  This agreement was with SE Executive Suites, Inc. an entity owned and operated by Shmuel Shneibalg (see Notes 7 and 8).  The agreement was personally guaranteed by the former CEO of the Company.  Included in accrued liabilities was $16,100 at April 30, 2011, regarding amounts owed on this agreement. On November 1, 2011 this agreement was terminated and all amounts owed were discharged pursuant to a general release agreement (see Note 11).

NOTE 10 -     Changes in Management and Ownership

On November 14, 2011, the board appointed Moses Gross as an officer and a member of the board and elected Moses Gross as President and Chief Executive Officer.

On November 14, 2011 Yehoshua Lustig resigned from all his positions within the Company.

On November 14, 2011 David Leifer resigned from all his positions within the Company.

On November 14, 2011 Yehoshua Lustig sold 3,600,000 shares of common stock to Moses Gross for $3,600 in a private transaction.

NOTE 11 -     Termination of Agreements

On November 14, 2011, pursuant to a general release agreement Shmuel Shneibalg and the Company terminated the Going Public agreement (see note 8) dated May 16, 2010 as amended as of October 1, 2010 , and the Office Service Agreement (See Note 9) dated May 16, 2010, and  discharged all fees resulting from the agreements. Furthermore, outstanding loans and note payable totaling $41,029 and related accrued interest in the amount of $2,685 due to Hatzlacha were forgiven by Shmuel Shneibalg. Additionally the company owed Hatzlucha $9,000 (see note 8) and accrued telephone expense of $180 that were forgiven. Accordingly, the Company recorded $52,894 debt extinguishment for the year ended April 30, 2012.

NOTE 12 -     Commitments and Contingencies

On November 1, 2011, the Company entered into a two year lease agreement for office space, calling for rent payments of $250 per month.

NOTE 13 -     Subsequent Events

During the period May 1, 2013 to July 19, 2013 the Company borrowed an additional $7,478 from P&G Holdings, LLC, thereby increasing the principal amount owed to P&G Holdings, LLC to $76,404 (See Note 7).

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED BALANCE SHEET

ASSETS

	April 30, 2013	July 31, 2013
		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$566	$179

Total Current Assets	566	179

Total Assets	$566	$179

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Accrued Liabilities	$17,033	$21,299

Total Current Liabilities	17,033	21,299

Long-Term Debt:
Note Payable Related Party	68,926	76,404

Total Liabilities	85,959	97,703

Commitments and Contingencies

Stockholders’ Deficiency:
Preferred Stock, $.0001 par value; 10,000,000 shares authorized, none issued and outstanding	-	-
Common Stock, $.0001 par value; 100,000,000 shares authorized, 4,500,000 shares issued and outstanding	450	450
Additional Paid-In Capital	810	810
Deficit Accumulated During the Development Stage	(86,653)	(98,784)
Total Stockholders’ Deficiency	(85,393)	(97,524)

Total Liabilities and Stockholders’ Deficiency	$566	$179

The accompanying notes are an integral part of these condensed financial statements.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENT OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended July 31, 2012	For the Three Months Ended July 31, 2013	For the Period May 15, 2009 (Inception) to July 31, 2013

Revenues:	$-	$-	$-

Costs and Expenses:
Rent	750	750	26,250
Consulting Fees	-	-	9,670
Professional Fees	15,340	8,224	93,322
Other General and Administrative Expenses	1,862	2,036	14,609

Total Costs and Expenses	17,952	11,010	143,851

Loss from Operations	(17,952)	(11,010)	(143,851)

Other Income (Expense):
Extinguishment of Debt	-	-	52,894
Interest Expense	(408)	(1,121)	(7,827)

Total Other Income (Expense)	(408)	(1,121)	45,067

Net Loss	$(18,360)	$(12,131)	$(98,784)

Basic and Diluted Loss Per Common Share	$(0.00)	$(0.00)
Weighted Average Common Shares Outstanding	4,500,000	4,500,000

The accompanying notes are an integral part of these condensed financial statements.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended July 31, 2012	For the Year Ended July 31, 2013	For the Period May 15, 2009 (Inception) to July 31, 2013
Cash Flows from Operating Activities:
Net Loss	$(18,360)	$(12,131)	$(98,784)
Extinguishment of Debt		-	(52,894)
Adjustments to Reconcile Net Loss to Net Cash (Used) in Operating Activities:
Increase in Accrued Liabilities	2,793	4,266	33,164

Net Cash (Used) in Operating Activities	(15,567)	(7,865)	$(118,514)

Cash Flows from Investing Activities:	-	-	-

Cash Flows from Financing Activities:
Proceeds from Sale of Common Stock	-	-	1,260
Proceeds of Note Payable-Related Party	15,950	7,478	76,404
Proceeds from Loans Payable	-	-	41,029

Net Cash Provided by Financing Activities	15,950	7,478	118,693

Increase (Decrease) in Cash	383	(387)	179

Cash and Cash Equivalents – Beginning of Period	767	566	-

Cash and Cash Equivalents – End of Period	$1,150	$179	$179

Supplemental Cash Flow information:
Interest Paid	$-	$-	$-
Income Taxes Paid	$-	$-	$-

Supplemental disclosure of non cash financing activities: Memorialization of Loan Payable to Note Payable	$-	$-	$24,644

The accompanying notes are an integral part of these condensed financial statements.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 -  Origination and Basis of Presentation

WNS Studios, Inc. (“the Company”) was incorporated on May 15, 2009 under the laws of the State of Nevada.  The Company has not yet generated revenues from planned principal operations and is considered a development stage company. The Company intends to promote, sell and distribute films for studios.  There is no assurance, however, that the Company will achieve its objectives or goals.

In the opinion of the Company’s management, the accompanying unaudited condensed financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. These financial statements are condensed and therefore do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These condensed financial statements should be read in conjunction with the Company’s April 30, 2013 audited financial statements and notes on Form 10-K filed on July 19, 2013.

Result of operations for interim periods are not necessarily indicative of the results of operations for a full year.

The Company is a development stage company and has not commenced planned principal operations.  The Company has no revenues and incurred a net loss of $12,131 for the quarter ended July 31, 2013 and a net loss of $98,784 for the period May 15, 2009 (inception) to July 31, 2013.  In addition, the Company had a working capital deficiency of $21,120 and stockholders' deficiency of $97,524 at July 31, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources.  The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business.  Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof. On November 1, 2011, the Company began borrowing funds from P&G Holdings LLC., an entity of which Moses Gross, the Company’s CEO, has a 33% ownership interest under the terms of a note whereby the borrowing cannot exceed $126,275.  As of July 31, 2013 the Company has an outstanding balance of $76,404 (see Note 4).  There can be no assurances that the Company will be able to raise the additional funds it requires.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 -   Common Stock

On May 15, 2009 the Company issued 3,600,000 shares of common stock to its Founder for $360.

On February 8, 2010 the Company sold 900,000 shares of common stock to private investors at $.001 per share for gross proceeds of $900.

NOTE 3 -   Preferred Stock

The Company’s Board of Directors may, without further action by the Company’s stockholders, from time to time, direct the issuance of any authorized but unissued or unreserved shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitations of each series.  The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock.  Furthermore, the board of directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

NOTE 4 -   Note Payable – Related Party

On November 1, 2011 the Company issued a promissory note to P&G Holding LLC, an entity that is 33% owned by Moses Gross, the Company’s CEO and significant stockholder.  The note bears interest at 6% per annum and is due November 1, 2015. Under the terms of the note, the Company may borrow from P&G, from time to time, any amount in increments of up to $100,000, however that the aggregate principal amount outstanding under the note shall not exceed $126,275.  As of July 31, 2013 the total outstanding principal was $ 76,404 and accrued interest on this note was $5,142. Interest expense on this note was $1,121 and $408 for the three months ended July 31, 2013 and July 31, 2012, respectively.

Maturities of this debt are as follows:

July 31, 2014	$-
July 31, 2015	-
November 1, 2015	76,404

$76,404

NOTE 5 -   Changes in Management and Ownership

On November 14, 2011, the board appointed Moses Gross as an officer and a member of the board and elected Moses Gross as President and Chief Executive Officer.

On November 14, 2011 Yehoshua Lustig resigned from all his positions within the Company.

On November 14, 2011 David Leifer resigned from all his positions within the Company.

On November 14, 2011  Yehoshua Lustig sold 3,600,000 shares of common stock to Moses Gross for $3,600 in a private transaction.

WNS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6 -   Termination of Agreements

On November 14, 2011, pursuant to a general release agreement Shmuel Shneibalg and the Company terminated the Going Public agreement dated as of May 16, 2010 as amended as of October 1, 2010, and the Office Service Agreement dated as of May 16, 2010, and  discharged all fees resulting from the agreements. Furthermore, outstanding loans and note payable totals $41,029 and related accrued interest in the amount of $2,685 due to Hatzlacha were forgiven by Shmuel Shneibalg. Additionally the company owed Hatzlucha $9,000 and accrued telephone expense of $180 that were forgiven. Accordingly, the Company recorded $52,894 debt extinguishment for the year ended April 30, 2012.

NOTE 7 -   Commitment and Contingencies

On November 1, 2011, the Company entered into a two year lease agreement for office space, calling for rent payments of $250 per month.

NOTE 8 -   Subsequent Events

On August 29, 2013, the Company filed a Form S-1 Registration Statement in connection with a proposed public offering to sell a maximum of 250,000 shares of common stock at $0.20 per share for gross proceeds of $50,000. There can be no assurances that such offering will be successful.

PROSPECTUS

250,000 SHARES OF COMMON STOCK

WNS STUDIOS, INC
_______________

Dealer Prospectus Delivery Obligation

Until November 4, 2014, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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